                       SECURITIES AND EXCHANGE COMMISSION

                             WASHINGTON, D.C. 20549

                                    FORM 8-K

                                 CURRENT REPORT

                     Pursuant to Section 13 or 15(d) of the

                         Securities Exchange Act of 1934

                        Date of Report: January 25, 2002

                                  SUNOCO, INC.
             ------------------------------------------------------
             (Exact name of registrant as specified in its charter)

       Pennsylvania            1-6841                  23-1743282
       ------------            ------                  ----------
       (State or other         (Commission             (IRS employer
        jurisdiction of         file number)            identification
        incorporation)                                  number)

       Ten Penn Center, 1801 Market Street, Philadelphia, PA  19103-1699
       -----------------------------------------------------------------
       (Address of principal executive offices)               (Zip Code)

       (215) 977-3000
       ----------------------------------------------------------------
       (Registrant's telephone number, including area code)


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Item 5.  Other Events.
         -------------

     In connection with an amendment to the Form S-1 relating to a previously announced initial public offering by its subsidiary, Sunoco Logistics Partners L.P., Sunoco, Inc. is filing this report on Form 8-K to update certain disclosures concerning environmental matters that were contained in its Form 10-Q for the third quarter of 2001.

     (a) Low-Sulfur Gasoline and Diesel Rules. In December 1999, the U.S. Environmental Protection Agency ("EPA") adopted a rule under the Clean Air Act which phases in limitations on the sulfur content of gasoline beginning in 2004 and, in January 2001, adopted another rule which will require limitations on the allowable sulfur content of diesel fuel beginning in 2006. These rules are expected to have a significant impact on Sunoco and its operations primarily with respect to the capital and operating expenditures at the Philadelphia, Marcus Hook and Toledo refineries. Sunoco believes that most of the capital spending in connection with the gasoline and diesel rules is likely to occur in the 2002-2006 period, while the higher operating costs will be incurred when the low-sulfur fuels are produced. The Company estimates that the total capital outlays to comply with the new gasoline and diesel requirements will be in the range of $300-$400 million. The ultimate impact of the rules may be affected by such factors as technology selection, the effectiveness of banking and trading credit systems, production mix, timing uncertainties created by permitting requirements and construction schedules and any effect on prices created by changes in the level of gasoline and diesel fuel production.

     (b) EPA New Source Review and Prevention of Significant Deterioration ("NSR/PSD") Program. Since the late 1990s, the EPA has undertaken significant enforcement initiatives under the NSR/PSD program. The basic premise of the enforcement initiatives is the EPA's assertion that many industrial establishments have modified or expanded their operations over time without complying with NSR/PSD regulations that require permits and new emission controls in connection with any significant facility modifications or expansions that can result in emissions increases above certain thresholds. Sunoco received information requests in 2000 in connection with the NSR/PSD enforcement initiative and has provided additional clarification to the EPA in response to these requests. Sunoco has received notices of violation from the EPA relating to its Marcus Hook, Philadelphia and Toledo refineries. Sunoco is currently evaluating its position. Although Sunoco does not believe that it has violated any NSR/PSD requirements, as part of the EPA's initiative, Sunoco could be required to make significant capital expenditures.

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     (c) EPA Mobile Source Air Toxics ("MSAT") Rule. During 2001, the EPA issued its final MSAT rule, which addresses emissions of toxic air pollutants from mobile sources. The rule is currently being challenged by certain environmental organizations and a number of states, and by a member of the petroleum industry. It requires refiners to produce gasoline which maintains their average 1998-2000 gasoline toxic emission performance levels. If the rule survives the challenges and if MTBE is banned, it could result in additional expenditures or reductions in reformulated gasoline production levels.

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                                    SIGNATURE

     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

     SUNOCO, INC.



BY   s/ JOSEPH P. KROTT
     ------------------
     Joseph P. Krott
     Comptroller
     (Principal Accounting Officer)

DATE January 24, 2002